Exhibit 5.1

110 North Elgin Avenue, Suite 200 Tulsa, Oklahoma 74120 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com	BOK Park Plaza 499 West Sheridan Avenue, Suite 2200 Oklahoma City, Oklahoma 73102 Telephone (405) 235-5500 Fax (405) 235-2875

June 20, 2023

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	Registration Statement on Form S-3 under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special Oklahoma counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration of Five Million (5,000,000) shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for sale under the Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”), as more fully described in the Registration Statement.

In arriving at the opinion expressed below, we have examined originals or copies that have been certified as being true and complete copies of the originals of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied, to the extent we deemed appropriate and without independent investigation, upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i) at the time any Shares are issued under the Plan, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the time any Shares are issued under the Plan, all corporate or other actions required to be taken by the Company to duly (a) authorize the issuance of such Shares shall remain in full force and effect and (b) effect the issuance of such Shares, including the execution (if certificated) and delivery thereof, shall occur;

ONEOK, Inc. June 20, 2023 Page 2

(iii) all of the Shares will be issued in the manner stated in the Registration Statement;

(iv) neither the certificate of incorporation of the Company, as amended to date, on file with the Secretary of State of the State of Oklahoma nor the by-laws of the Company, as amended to date, will be amended in any manner that would affect any legal conclusion set forth herein;

(v) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Oklahoma; and

(vi) upon issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation, as then in effect, and other relevant documents.

Based on such examination and review, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Shares to be issued under the Plan are issued and delivered by the Company upon receipt of the consideration therefor as provided in the Plan and otherwise in accordance with resolutions of the Company’s board of directors authorizing and approving the Plan and the registration of the Shares, the Plan and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the laws of the State of Oklahoma, and we express no opinion as to the effect of the laws of any other jurisdiction. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Each of the matters set forth in this letter is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any of the matters set forth herein or in any matters upon which the opinions and views set forth in this letter are based.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ GableGotwals